                                                                    Exhibit 4.23


               --------------------------------------------------

                       OWENS-BROCKWAY GLASS CONTAINER INC.

                                     ISSUER

                                       AND

               THE GUARANTORS SET FORTH IN ANNEX A ATTACHED HERETO

                      ------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE __, 2002

                      8 7/8% SENIOR SECURED NOTES DUE 2009

                      ------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

               --------------------------------------------------

            Second Supplemental Indenture, dated as of June __, 2002 (the "SECOND SUPPLEMENTAL INDENTURE"), to the Indenture, dated as of January 24, 2002, as amended or supplemented prior to the date hereof (the "INDENTURE"), among Owens-Brockway Glass Container Inc., a Delaware corporation (the "COMPANY"), the Guarantors (as defined in the Indenture) and U.S. Bank National Association, a national banking association, as Trustee (the "Trustee").

                               W I T N E S S E T H

            WHEREAS, the Company duly authorized, executed and delivered to the Trustee the Indenture, pursuant to which the Company issued
$1,000,000,000 principal amount of its 8 7/8% Senior Secured Notes due 2009 (the "NOTES");

            WHEREAS, in connection with the Company's offer to exchange the Notes for 8 7/8% Senior Secured Notes due 2009 which have been registered under the Securities Act of 1933, the Commission has requested that the Indenture be amended to comply with Section 314(d) of the TIA;

            WHEREAS, the Company, the Guarantors and the Trustee desire to amend
Section 11.03 of the Indenture to comply with the TIA as requested by the Commission;

            WHEREAS, Section 9.01 of the Indenture provides that the Indenture may be supplemented or amended by the Company, the Guarantors and the Trustee as to the Notes without the consent of any holder of the Notes to, INTER ALIA, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA;

            WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Second Supplemental Indenture have been satisfied; and

            WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

            NOW THEREFORE:

            In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledge, the Company, the Guarantors and the Trustee hereby agree as follows:

                                   ARTICLE 1.

                           AMENDMENT TO THE INDENTURE

SECTION 1.01.     AMENDMENT TO ARTICLE 11.

            Section 11.03 of the Indenture is hereby amended by deleting the first sentence of the final paragraph of such Section 11.03.

                                   ARTICLE 2.

                                  MISCELLANEOUS

SECTION 2.01.     DEFINED TERMS.

            Unless otherwise provided in this Second Supplemental Indenture, all defined terms used in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.02.     NEW YORK LAW TO GOVERN.

            THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.03.     COUNTERPARTS.

              This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 2.04.     EFFECT OF HEADINGS.

            The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 2.05.     SEVERABILITY OF PROVISIONS.

            In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.06.     SUCCESSORS AND ASSIGNS.

            All covenants and agreements in this Second Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.


                                       2
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            IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date first above written.


                                    OWENS-BROCKWAY GLASS CONTAINER INC.


                                    By: ____________________________________
                                        Name:
                                        Title:


                                    On behalf of each entity named on the
                                    attached ANNEX A, in the capacity set forth for such entity on such ANNEX A


                                    By: ____________________________________
                                        Name:
                                        Title:


                                    U.S. Bank National Association, as Trustee


                                    By: ____________________________________
                                        Name:
                                        Title:

                                                                         ANNEX A


                                              TITLE OF OFFICER EXECUTING ON
        NAME OF ENTITY                            BEHALF OF SUCH ENTITY
        --------------                            ---------------------
ACI America Holdings Inc.                     Vice President and Secretary
Anamed International, Inc.                    Vice President and Secretary
BriGam Medical, Inc.                          Vice President and Secretary
BriGam Ventures, Inc.                         Vice President and Secretary
BriGam, Inc.                                  Vice President and Secretary
Brockway Realty Corporation                   Vice President and Secretary
Brockway Research, Inc.                       Vice President and Secretary
Continental PET Technologies, Inc.            Vice President and Secretary
MARC Industries, Inc.                         Vice President and Secretary
Martell Medical Products, Incorporated        Vice President and Secretary
NHW Auburn, LLC                               Vice President and Secretary of
                                              its sole member
OB Cal South Inc.                             Vice President and Secretary
OI AID STS Inc.                               Vice President and Secretary
OI Auburn Inc.                                Vice President and Secretary
OI Australia Inc.                             Vice President and Secretary
OI Brazil Closure Inc.                        Vice President and Secretary
OI California Containers Inc.                 Vice President and Secretary
OI Castalia STS Inc.                          Vice President and Secretary
OI Consol STS Inc.                            Vice President and Secretary
OI Ecuador STS Inc.                           Vice President and Secretary
OI Europe & Asia Inc.                         Vice President and Secretary


ANNEX A-1

                                              TITLE OF OFFICER EXECUTING ON
        NAME OF ENTITY                            BEHALF OF SUCH ENTITY
        --------------                            ---------------------
OI General Finance Inc.                       Vice President and Secretary
OI General FTS Inc.                           Vice President and Secretary
O-I Health Care Holding Corp.                 Vice President and Secretary
O-I Holding Company, Inc.                     Vice President and Secretary
OI Hungary Inc.                               Vice President and Secretary
OI International Holdings Inc.                Vice President and Secretary
OI Levis Park STS Inc.                        Vice President and Secretary
OI Medical Holdings Inc.                      Vice President and Secretary
OI Medical Inc.                               Vice President and Secretary
OI Peru STS Inc.                              Vice President and Secretary
OI Plastic Products FTS Inc.                  Vice President and Secretary
OI Poland Inc.                                Vice President and Secretary
OI Puerto Rico STS Inc.                       Vice President and Secretary
OI Regioplast STS Inc.                        Vice President and Secretary
OI Venezuela Plastic Products Inc.            Vice President and Secretary
OIB Produvisa Inc.                            Vice President and Secretary
Overseas Finance Company                      Vice President and Secretary
Owens-BriGam Medical Company                  Vice President and Secretary of
                                              each general partner
Owens-Brockway Glass Container Trading        Vice President and Secretary
Company
Owens-Brockway Packaging, Inc.                Vice President and Secretary
Owens-Brockway Plastic Products Inc.          Vice President and Secretary
Owens-Illinois Closure Inc.                   Vice President and Secretary


ANNEX A-2

                                              TITLE OF OFFICER EXECUTING ON
        NAME OF ENTITY                            BEHALF OF SUCH ENTITY
        --------------                            ---------------------
Owens-Illinois General Inc.                   Vice President and Secretary
Owens-Illinois Group, Inc.                    Vice President, Director of
                                              Finance and Secretary
Owens-Illinois Prescription Products Inc.     Vice President and Secretary
Owens-Illinois Specialty Products Puerto      Vice President and Secretary
Rico, Inc.
Product Design & Engineering, Inc.            Vice President and Secretary
Seagate, Inc.                                 Vice President and Secretary
Seagate II, Inc.                              Vice President and Secretary
Seagate III, Inc.                             Vice President and Secretary
Specialty Packaging Licensing Company         Vice President and Secretary
Universal Materials, Inc.                     Vice President and Secretary


ANNEX A-3